UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

chatAND, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54587	27-2761655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Avenue, Suite C68, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 321-0559

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 19, 2014, Steven Berger ceased to be the chief financial officer and principal accounting officer of chatAND, Inc. (the “Company”). On the same date, Mr. Berger and the Company entered into a General Release and Separation Agreement providing for his cessation as chief financial officer, principal accounting officer and all other positions, offices and authority with the Company. Mr. Berger provided a general release to the Company of any and all claims, demands and liabilities relating to Mr. Berger’s employment by the Company. The General Release and Separation Agreement also contains non-disclosure and non-disparagement covenants. In consideration of the general release and Mr. Berger’s other covenants, the Company issued to Mr. Berger a two-year option to purchase 420,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at an exercise price per share of $0.15.

Effective September 21, 2014, the Company appointed Steven Chaussy as its new chief financial officer and principal accounting officer. On the same date, Mr. Chaussy and the Company entered into a letter agreement providing for his appointment as such. Mr. Chaussy will receive a monthly salary of $2,500 and is entitled to a grant of incentive stock options to purchase 150,000 shares of Common Stock at an exercise price of $0.20 per share. Such incentive stock options shall be subject to the terms and conditions of the Company’s 2011 Equity Incentive Plan. Mr. Chaussy’s employment with the company as chief financial officer and principal accounting officer is “at will” and on a part time basis.

Mr. Chaussy, 60, also serves as the chief financial officer of BioSig Technologies, Inc. on a part time basis. Mr. Chaussy has served BioSig in such capacity since May 2011. Since 2005, Mr. Chaussy has been the sole proprietor of Anna & Co., Inc., a consulting company that offers services to small publicly traded companies. Anna & Co., Inc. provides general financial and accounting services, with a special emphasis towards SEC reporting and compliance, to companies that lack sufficient resources to hire full-time employees to provide such services. From 2001 to 2005, Mr. Chaussy provided services as both a chief financial officer and as a consultant to small publicly traded companies. Prior to 2001, Mr. Chaussy served as chief financial officer for a large private distribution and wholesaling company, where he gained international experience. Mr. Chaussy is a graduate of Virginia Polytechnic Institute and State University and is a licensed certified public accountant in Virginia, California and Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

chatAND, Inc.

Date: September 24, 2014	By:	/s/ Steven Chaussy
	Name:	Steven Chaussy
	Title:	Chief Financial Officer